UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 25, 2003

InterDigital Communications Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

781 Third Avenue, King of Prussia, PA	19406-1409
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-878-7800

Item 5. Other Events

InterDigital Communications Corporation (“InterDigital”) announced today that it and its wholly-owned subsidiary InterDigital Technology Corporation (“ITC”, collectively with InterDigital, the “Company”) have received from Samsung Electronics Co., Ltd. (“Samsung”) a request for arbitration filed with the International Chamber of Commerce, International Court of Arbitration (“ICC”). Samsung is seeking to have the ICC determine that its obligations under our existing patent license agreement with Samsung are not defined by our license agreements with Ericsson and Sony Ericsson or, in the alternative, to determine the amount of the appropriate royalty due. Samsung also has requested the ICC to consolidate the matter with the ICC arbitration involving Nokia Corporation and the Company and to make a determination that Samsung is entitled to seek access to documents previously sealed by the Federal Court related to the now-settled Ericsson litigation. The Company intends to contest Samsung’s claims and has thirty days after receipt from the ICC of notice of the arbitration to respond, file counterclaims, and seek other appropriate relief.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/S/ LAWRENCE F. SHAY

Lawrence F. Shay
Vice-President and General Counsel

Dated: November 25, 2003